Grant Park Fund

Class A, B, Global 1 and Global 3 Units

Monthly Performance Report • February 2017



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GRANT PARK FUND®

DCM Brokers, LLC
Member FINRA/SIPC
Servicing Agent
555 W. Jackson Blvd., Ste 600
Chicago, IL 60661

Market Commentary: February 2017

Currencies: The U.S. dollar strengthened on increased expectations the Federal Reserve will raise interest rates in March. The Canadian dollar weakened in reaction to that expectation and on the likelihood the Bank of Canada will leave interest rates unchanged. The euro weakened amidst the uncertainty of the outcomes in the upcoming elections in France and Holland.

Energy: Crude oil prices rose slightly as concerns about rising U.S. inventories partially offset the reported OPEC production cuts. Natural gas prices declined as demand fell because of warmer-than-expected weather across the world.

Equities: Global equity markets continued to rise. Domestically, stock indicies reached all-time highs on improving economic data and continued investor optimism about tax reform and economic policies. The Dow Jones Industrial Index rallied for 11 straight days, its longest streak since 1987.

Fixed Income: Fixed income markets moved higher as the markets reacted to economic data and comments from U.S. central bankers which increased the likelihood of an interest rate hike by the Federal Reserve. Longer-maturity fixed income prices stabilized and the U.K. and German positions, in particular, gained value.

Grains/Foods: Corn prices rose after the USDA reported better export sales and increased concerns about global supplies. Sugar prices fell on the combination of increased supplies and lower demand. Coffee markets fell in reaction to an overabundance of supplies worldwide; the current surplus is the largest in six years.

Metals: Precious metal prices rose on increased demand for safe-haven assets due to concerns about geopolitics and the ability of the U.S. government to enact a wide range of economy-growing policies.

A Units (Closed to New Investments)

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2017	-2.50%	3.64%											**1.06%**
2016	4.27%	2.95%	-3.01%	-2.03%	-2.12%	5.00%	1.93%	-3.14%	-2.00%	-3.64%	-0.69%	2.21%	**-0.78%**
2015	2.82%	-0.26%	0.36%	-4.01%	-1.46%	-4.64%	2.33%	-6.15%	3.09%	-2.29%	3.44%	-5.70%	**-12.41%**
2014	-4.77%	1.19%	-2.85%	0.12%	0.94%	0.56%	-0.89%	4.22%	2.23%	0.57%	4.92%	0.63%	**6.66%**
2013	1.47%	-2.86%	1.22%	1.01%	-2.83%	-3.12%	-0.24%	-2.22%	-0.87%	1.63%	2.24%	0.89%	**-3.84%**
2012	0.00%	0.80%	-2.21%	0.00%	6.19%	-4.88%	3.56%	-1.30%	-2.13%	-5.64%	-0.63%	0.52%	**-6.13%**
		2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011
		10.97%	7.00%	15.25%	20.03%	-7.58%	-3.44%	9.11%	12.63%	19.91%	-9.23%	4.45%	-12.95%

B Units (Closed to New Investments)

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2017	-2.55%	3.59%											**0.95%**
2016	4.20%	2.94%	-3.09%	-2.08%	-2.17%	4.89%	1.87%	-3.20%	-2.05%	-3.69%	-0.74%	2.16%	**-1.48%**
2015	2.77%	-0.31%	0.31%	-4.07%	-1.51%	-4.69%	2.27%	-6.20%	3.03%	-2.35%	3.38%	-5.75%	**-12.97%**
2014	-4.83%	1.14%	-2.91%	0.06%	0.89%	0.53%	-0.95%	4.20%	2.19%	0.52%	4.87%	0.58%	**6.07%**
2013	1.42%	-2.91%	1.17%	0.96%	-2.88%	-3.18%	-0.30%	-2.28%	-0.93%	1.58%	2.19%	0.84%	**-4.44%**
2012	-0.06%	0.75%	-2.27%	-0.05%	6.13%	-4.93%	3.51%	-1.36%	-2.19%	-5.69%	-0.68%	0.46%	**-6.74%**
					2003	2004	2005	2006	2007	2008	2009	2010	2011
					7.66%	-8.40%	-4.25%	8.28%	11.76%	18.88%	-9.87%	3.80%	-13.52%

Global 1 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2017	-2.26%	3.78%											**1.43%**
2016	4.32%	3.16%	-2.36%	-1.79%	-2.24%	5.89%	2.18%	-2.94%	-1.78%	-3.37%	-0.44%	2.47%	**2.58%**
2015	2.98%	0.01%	0.56%	-3.84%	-1.27%	-4.43%	2.50%	-6.03%	3.26%	-2.09%	3.51%	-5.49%	**-10.46%**
2014	-4.59%	1.40%	-2.64%	0.36%	1.15%	0.76%	-0.66%	4.27%	2.39%	0.80%	5.31%	0.81%	**9.34%**
2013	1.69%	-2.63%	1.47%	1.22%	-2.61%	-2.83%	0.00%	-2.00%	-0.63%	1.77%	2.37%	1.16%	**-1.22%**
2012	0.39%	0.96%	-1.97%	0.27%	6.32%	-4.59%	3.85%	-1.15%	-1.85%	-5.36%	-0.43%	0.77%	**-3.30%**
											2009	2010	2011
											-4.32%	2.88%	-11.18%

Global 3 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2017	-2.43%	3.60%											**1.08%**
2016	4.24%	3.05%	-2.54%	-2.01%	-2.41%	5.90%	2.01%	-3.11%	-1.92%	-3.51%	-0.61%	2.27%	**0.80%**
2015	2.83%	-0.14%	0.42%	-3.99%	-1.43%	-4.59%	2.33%	-6.18%	3.10%	-2.25%	3.39%	-5.70%	**-12.16%**
2014	-4.75%	1.23%	-2.81%	0.20%	1.00%	0.60%	-0.82%	4.19%	2.25%	0.65%	5.24%	0.66%	**7.46%**
2013	1.53%	-2.79%	1.30%	1.06%	-2.76%	-3.01%	-0.17%	-2.17%	-0.79%	1.64%	2.25%	1.01%	**-3.06%**
2012	0.22%	0.79%	-2.13%	0.10%	6.16%	-4.73%	3.66%	-1.31%	-2.00%	-5.52%	-0.60%	0.60%	**-5.19%**
											2009	2010	2011
											-6.04%	0.68%	-13.05%

A and B Units

Trading Performance by Sector


4.0%
2.0%
0.0%
-2.0%
-4.0%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
Feb
2017

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
22%	5%	39%	17%	8%	9%

Global Units

Trading Performance by Sector


4.0%
2.0%
0.0%
-2.0%
-4.0%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
Feb
2017

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
22%	5%	39%	17%	8%	9%

Sector Positions at Month-End


Commodities 22%
Financials 78%
Energy 5%
Grains 8%
Metals 9%
Currencies 22%
Equities 39%
Fixed Income 17%
Mar 16
Apr 16
May 16
Jun 16
Jul 16
Aug 16
Sep 16
Oct 16
Nov 16
Dec 16
Jan 17
Feb 17
Short position
Long position

Understand your Risks

- Performance can be volatile and you could lose all or substantially all of your investment in the Grant Park Fund.
- No secondary market exists for Grant Park. Additionally, redemptions are prohibited for three months following subscription and may result in early redemption fees during the first year for some units.
- Trading in the futures markets, from a macro perspective, results in a zero-sum economic outcome, in that every gain is offset by an equal and opposite loss. Grant Park therefore bears the risk that, on every trade, whether long or short, it will incur the loss.
- Commodity futures trading may be illiquid.
- An investment in Grant Park is speculative and leveraged; as a result of this leverage, the velocity of potential losses may accelerate and cause you to incur significant losses.
- Grant Park pays substantial fees and expenses, including fees to its trading advisors, which must be offset by trading profits and interest income.
- Grant Park invests in foreign securities, which are subject to special risks, such as currency fluctuations, different financial and regulatory standards, and political instability.
- Grant Park's use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.
- You will have no right to participate in the management of Grant Park.
- The structure and operation of Grant Park involves several conflicts of interest.
- Your annual tax liability may exceed cash distributions to you.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS.

Grant Park Fund At-A-Glance

Product	Global Units		A and B Units
Class	1	3	Closed to New Investment
Account Type	Fee-based	Commission-based	
Minimum Investment	$5,000	$5,000	
Retirement Account	$1,000	$1,000	
Trading Strategy	Traditional, systematic, medium-to long-term trend-trading philosophy combined with a systematic, pattern recognition model focused on shorter timeframes.		
Breakeven Level	3.60%	5.81%	
Redemptions	Monthly after 90 days	Monthly after 90 days	
Penalty	No	1.5% on a declining scale 0.5% per quarter	
Sectors Traded	6	6	
Eligibility	The Fund is registered in all states except New Mexico and Puerto Rico. Eligibility varies by state, but not less than $300k net worth or $100k net worth and $85k income. IA and TN residents: Not less than $500k net worth or $100k net worth and $100k income. No investor should invest more than 10% of his/her net worth.		

Statistics

Statistics Since Inception - Class A Units[1] January 1989 - February 2017	
Total Fund Assets (A,B, Legacy, Global)	$159M
12-Month Return	-6.60%
Average 12-Month Return	13.69%
36-Month Cumulative Return	-2.79%
60-Month Cumulative Return	-16.11%
Compounded Annualized ROR	9.86%
3-Year Compounded Annualized ROR	-0.94%
5-Year Compounded Annualized ROR	-3.45%
10-Year Compounded Annualized ROR	-0.29%
Worst Drawdown (5/89 - 10/89)	-38.87%
Worst Drawdown Last 5 Years (12/08 - 1/17)	-32.67%
Average 1-month Gain	5.78%
Average 1-month Loss	-3.99%
# of Winning Months	174
# of Losing Months	164

Correlation Analysis: Class A Units[1] and S&P Total Return Index[2] January 2007 - December 2016	
Moved in Opposite Directions	45%
Positive Results for Both	33%
Negative Results for Both	22%

[1] Class A Units are closed to new investment. New investors are expected to invest in the Legacy or Global units, which have lower fees and expenses.
[2] It is not possible to directly invest in an index.

Glossary

The following glossary may assist prospective investors in understanding certain terms used in this presentation; please refer to Appendix E in the prospectus for a more complete glossary of additional terms relevant to this offering:

Average 12-Month Return: The average (arithmetic mean) return of all rolling 12-month periods over the investment track record. This is calculated by summing all 12-month period returns and then dividing by the number of 12-month periods. This simple average does not take into account the compounding effect of investment returns.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Correlation: This is the tendency for the returns of two assets, such as a portfolio and an index, to move together relative to their average. The measurement of this statistic (the correlation coefficient) can range from -1 (perfect negative correlation, one goes up the other down) to 1 (perfect positive correlation, both moving in the same direction). A correlation of 0 means no relationship can be found between the movement in the index and the movement in the portfolio's performance.

Drawdown: A drawdown is any losing period during an investment's performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park's drawdowns are computed based on month-end equity values.

Net Asset Value per Unit: This is the total net asset value of a class of units divided by the aggregate number of units of such class outstanding as of the date noted.